EXHIBIT 4.75

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of June 11, 2015 (this “Amendment”), is made pursuant to that certain Loan and Security Agreement, dated as of September 15, 2014 (as amended, modified or supplemented from time to time, the “Agreement”), among CAC Warehouse Funding LLC V, a Delaware limited liability company (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”), Fifth Third Bank, an Ohio banking corporation, as the lender (the “Lender”), the deal agent (the “Deal Agent”) and the collateral agent (the “Collateral Agent”), and Systems & Services Technologies, Inc., as backup servicer (the “Backup Servicer”).
W I T N E S S E T H :
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and the Backup Servicer have previously entered into and are currently party to the Agreement;
WHEREAS, the Borrower has requested that certain amendments relating to the increase of the Facility Amount to $100,000,000 from the Initial Facility Amount of $75,000,000 be made to the Agreement, and the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and the Backup Servicer are willing to amend the Agreement under the terms and conditions set forth in this Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.
Section 2.    Amendments.
2.1    The following defined term appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
Facility Limit: $100,000,000, or as such amount may vary from time to time upon the written agreement of the Borrower, Credit Acceptance, the Deal Agent and the Lender.
2.2    Schedule VIII of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

Commitment Amount of the Lender
Lender	Commitment Amount
Fifth Third Bank	$100,000,000

Section 3.    Conditions to Effectiveness of Amendment. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
Section 4.    Representations of the Borrower and Credit Acceptance. Each of the Borrower and Credit Acceptance hereby represents and warrants to the other parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and in any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then that they are true and correct as of such earlier date) and that no Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
Section 5.    Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement, the Note or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby, it being expressly understood that the reference to “Seventy Five Million Dollars ($75,000,000)” in the Note shall be deemed a reference to “One Hundred Million Dollars ($100,000,000)” simultaneously with the effectiveness of this Amendment.
Section 6.    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which so executed shall be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7.    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 8.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
CAC WAREHOUSE FUNDING LLC V

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

FIFTH THIRD BANK
as Lender, Deal Agent and Collateral Agent

By: /s/ Brian Gardner
Name: Brian Gardner
Title: Director

SYSTEMS & SERVICES TECHNOLOGIES, INC.
as Backup Servicer

By: /s/ Kimberly K. Costa
Name: Kimberly K. Costa
Title: Contract Officer

[Signature Page to First Amendment to Loan and Security Agreement]

41914908-NYCSR07A - MSW